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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to us in this Registration Statement of Fiserv, Inc. on Form S-4 under the heading "Experts" in the Prospectus, which is part of this registration statement.

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 23, 1998